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                                                                    Exhibit 3.27


                                                                          Page 1

                                    DELAWARE

                              -------------------

                                The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "KERRVILLE CELLULAR MANAGEMENT, LLC" AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF FORMATION, FILED THE NINTH DAY OF AUGUST, A.D. 2001, AT 10:30 O'CLOCK A.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.




                                     /s/ Harriet Smith Windsor
                                     -------------------------------------------
                                     Harriet Smith Windsor, Secretary of State

3423760     8100H                    AUTHENTICATION:  1569618

020039633                            DATE:  01-22-02
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                               STATE OF DELAWARE
                           LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION

      FIRST: The name of the limited liability company is Kerrville Cellular Management, LLC.

      SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of its Registered Agent at such address is The Corporation Trust Company.

      IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation of Kerrville Cellular Management, LLC this 8th day of August, 2001.

                                     /s/ C.R. Weinheimer
                                     -------------------------------------------
                                     C.R. Weinheimer, Authorized Person